U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)        AUGUST 13, 2007
                                                  ------------------------------


                              THERMODYNETICS, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

       DELAWARE                      0-10707                    06-1042505
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[State or other jurisdiction   (Commission File No.)         (I.R.S. Employer
of incorporation)                                            Identification No.)

       651 DAY HILL ROAD, WINDSOR, CONNECTICUT                  06095
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       (Address of principal executive offices)               (Zip Code)



                                  860-683-2005
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                         (Registrant's telephone number)


                                      N/A
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 - FINANCIAL INFORMATION

ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Attached hereto as Exhibit 99.1 and incorporated by reference herein is financial information for the Company for the fiscal quarter-ended June 30, 2007 and forward-looking statements relating to 2007 as presented in a press release of August 13, 2007.


SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

            (c) Exhibits.

Exhibit
Number      Description of Exhibits
---------- ---------------------------------------------------------------------
  99.1      Press Release issued by the Company on August 13, 2007





                                   SIGNATURES






         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


(Registrant)
THERMODYNETICS, INC.



BY:  /s/ ROBERT A. LERMAN
   -------------------------------------
      Robert A. Lerman, President

Dated as of: August 13, 2007

EXHIBIT 99.1






                                                       Contact: Robert A. Lerman
                                                                    860-683-2005
NEWS RELEASE                                                         OTCBB: TDYT
                                                                 August 13, 2007

          THERMODYNETICS REPORTS RECORD REVENUES AND IMPROVING EARNINGS

WINDSOR, CT - Monday, August 13, 2007 ---- Thermodynetics, Inc. (TDYT: OTCBB)

The Company's revenues are setting records while earnings are improving.

Revenues for the quarter ended June 30, 2007 generated a record for any quarter in the Company's history reaching $7.25 million, representing a 28% increase over the prior year. The June quarter is historically the Company's strongest quarter and thus the results are not necessarily indicative of the full year. However, the expectation of another record year for fiscal 2008, ending March, is anticipated.

Earnings per share from continuing operations are also increasing and exceeded $.04 vs. not quite $.02 per share for the June `07 and `06 periods respectively. Income from operations was $607,000 in the June 07 quarter as compared with $395,000 a year earlier. The improvement is traceable to gross profit margins increasing from the 24% recorded in the June 06 quarter to 27% this June. This resulted from a combination of price increases for the Company's products as well as the continuous improvements that are being made in both the operating environments of the factory and the office. The lean manufacturing program the Company is pursuing has been a significant factor in reducing costs.

The revenue increases derive from three major sectors. The Company's products are sold into a wide variety of industries, but mainly are sold for heat exchangers used in water source heat pumps that are needed in the housing and commercial market place. Despite the reported slowdown in new housing, since the Company's products are highly energy efficient, the demand has been maintained. The swimming pool heat pump marketplace has deteriorated with the new housing slowdown, but the Company has been successful in adding to its customer base and as such shipments are higher year to year. Due to the additions to the customer base, it is expected that the shipping volume and sales contributions in this segment will again increase in fiscal 2008. Lastly, the boiler tubing market is also increasing as retrofit units are required in hospitals, schools and other applications as older units need to be replaced; the Company's products improve the efficiency for these units and thus a growing acceptance of tubing products is being realized.

Pretax net income for the current three month period from continuing operations was $385,000 compared to $227,000 for the same period of the prior year (excluding the one-time gain from the sale of stock in 2006). Increased expenditures in marketing, engineering and corporate governance functions were made in the current year as the company continues to expand its business base and product applications.

In May 2006 the Company sold a portion of its holdings in its Turbotec subsidiary and as such the financial statements include the gain realized from this one time event. If the gain realized on this sale were not included in the financial statement, then the results of operations would show a net gain of $179,000 in the June '07 period versus $76,000 for the like period in `06, or $.04/share versus $.02/share for the respective quarters.

Significant risk factors and economic considerations include the cost of energy and incentives provided by producers, sellers and municipalities to encourage the use of more efficient equipment; interest rates that can stimulate or depress purchasing demand; the cost and availability of materials used in production; and regulatory directives relating to energy consumption, conservation and environmental issues.

LIQUIDITY AND CAPITAL RESOURCES
-------------------------------

Working capital increased to $4.3 million at June 30, 2007 vs. $4.0 million at March 31, 2007. Debt attributable to continuing operations continues to be reduced through monthly amortization payments. In July 2007, the Company modified the terms of its floating Libor mortgage interest rate to a fixed rate of 7.50% and also included a clause that eliminates any prepayment charges if the mortgage is paid off earlier than its term. Cash continues to be invested in short term instruments.

Both the Company and its Turbotec subsidiary have independent lines of credit with their banks and both companies are adequately financed for the foreseeable future.

Capital expenditures were comparable in the first quarter of both the 2007 and 2008 fiscal years. Capital investments will be required to support the new markets of heat reclamation and titanium based heat exchangers.

Increases in operating costs continue to play a more significant role in day-to-day operations as competitive pricing pressures have restricted the ability to fully recover all added expenses. Turbotec has instituted price increases where appropriate and has adjusted its methods to pass on a greater portion of raw material price increases to customers. Additionally, improvements in manufacturing processes and procedures have enabled Turbotec to offset a portion of increasing costs while continuing internal refinements are expected to generate further cost reductions during the year. The regional labor markets for qualified skilled and semi-skilled employees is weak and a shortage of experienced technical support and engineering staff is anticipated for the foreseeable future. Employment related costs continue to escalate and the impact on future periods is unknown at this time although opportunities to reduce these expenses are currently being explored.

                                    Figures in $000's, Except for Per Share Data
                                              Three Months Ended June 30,

                                                2007           2006
                                                ----           ----
Net Sales                                      $7,251         $5,680
Operating Income                                  607            395
Income from Continuing
 Operations Before Income Taxes                   385          2,893
Provision for Income Taxes                        206            142
Income from Continuing Operations                 179          2,751
Income (Loss) from Discontinued
 Operations, Net of Tax                           -0-             (9)
Net Income (Loss)                                 179          2,742

Weighted Shares Outstanding-
     Basic and Diluted                      4,046,361      4,002,308

Earnings (Loss) Per Share-
     Basic and diluted
From Continuing Operations Before
     One time Gain on Sale of Stock            $  .04        $   .02
From On Time Gain on Sale of Stock                -0-            .67
                                                  ---             --
From Continuing Operations                     $  .04        $   .69
From Discontinued Operations                      -0-            -0-
                                                  ---            ---
Total Earnings (Loss) Per Share                $  .04        $   .69

                              ABOUT THERMODYNETICS
                              --------------------
Through its Turbotec Products, Plc subsidiary, Thermodynetics manufactures high performance, high quality heat exchangers, fabricated metal components and flexible connector products for heat transfer and transportation applications. The Company serves customers in the space conditioning, refrigeration, automotive, biomedical, plumbing, appliance, water heating and aerospace industries. Turbotec is quoted on the AIM market in London under the symbol TRBO. Thermodynetics also owns a nominal interest in a private Belgium company that is engaged in the nutraceutical industry by providing natural, bioactive chemical compounds that have health promoting, disease preventing or medicinal properties. A small investment was also made in a US company that offers a specialized approach to the RFID (radio frequency identification) industry, with an orientation to medical facilities. Thermodynetics continues to seek acquisition candidates.


FORWARD-LOOKING STATEMENTS
--------------------------
This report contains certain forward-looking statements regarding the Company, its business prospects and results of operations that are subject to certain risks and uncertainties posed by many factors and events that could cause the Company's actual business, prospects and results of operations to differ materially from those that may be anticipated by such forward-looking statements. Factors that may affect such forward-looking statements include, without limitation: the Company's ability to successfully and timely develop and finance new projects, the impact of competition on the Company's subsidiary's revenues, changes in unit prices, and supply and demand for the

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Company's  tubing   product  lines   in  the   markets  served,  especially   in
applications serving the commercial, industrial and residential construction industries.

When used, words such as "believes," "anticipates," "expects," "continue," "may," "plan," "predict," "should," "will," "intends" and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to revise any forward-looking statements in order to reflect events or circumstances that may subsequently arise. Readers are urged to carefully review and consider the various disclosures made by the Company in this report, news releases, and other reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect the Company's business.